Exhibit 99.1

FROM:	Ursula H. Moran (973) 617-5756	Louis Lipschitz (973) 617-5755
	Investor Relations	Chief Financial Officer

FOR:	Toys “R” Us, Inc.	Susan McLaughlin (973) 617-5806
	(NYSE: TOY)	Media Relations
FOR IMMEDIATE RELEASE

TOYS “R” US ANNOUNCES THE COMPLETION OF SALE OF $400 MILLION IN FIFTEEN-YEAR BONDS

WAYNE, NEW JERSEY, September 22, 2003 - Toys “R” Us, Inc. today announced the completion of its offering of $400 million of fifteen-year bonds due October 15, 2018. Citigroup, Wachovia Securities, and BNY Capital Markets, Inc. were the joint lead managers for this sale. The company also sold $400 million of ten-year bonds in early April 2003. These two bond offerings were issued under the $800 million shelf registration statement that the company filed with the SEC in March 2003.

Louis Lipschitz, Chief Financial Officer commented, “This bond offering completes our three-year plan to term out our debt and thus reduce our dependence on the more volatile short-term debt markets. In addition, we have completed the pre-funding of our 2004 debt maturities, while ensuring that we have ample liquidity to meet our obligations.

“Our balance sheet and our liquidity are strong. We ended the second quarter with no short-term borrowings and more than $900 million in cash. We expect to meet our seasonal borrowing requirements for the 2003 holiday period without utilizing our revolving credit facilities. These facilities total $885 million and consist of a 364-day revolving credit facility for $200 million maturing in May 2004, and our 5-year $685 million facility, which matures in 2006. Together these facilities continue to provide significant excess liquidity, which we believe is desirable during uncertain economic times. We also expect to have approximately $800 million in cash at the time of our seasonal peak at the end of the third quarter.”

Mr. Lipschitz concluded, “We currently plan for capital expenditures in 2003 to be below our anticipated depreciation expense of $330 million. Thus, we believe this year we will improve upon 2002’s $176 million of cash flow from operations net of capital expenditures. Our enhanced financial condition combined with our merchandising strategies position us well as we enter the critical part of our fiscal year.”

Toys “R” Us, one of the world’s leading retailers of toys, children’s apparel and baby products, currently sells merchandise through 1,609 stores worldwide: 679 toy stores in the United States; 556 international toy stores, including licensed and franchise stores; 188 Babies “R” Us stores, 146

Kids “R” Us children’s clothing stores, 36 Imaginarium stores, and 4 Geoffrey stores, and through its Internet sites at www.toysrus.com, www.babiesrus.com, www.imaginarium.com and www.giftsrus.com.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

Note: We present cash flow from operations net of capital expenditures as net cash from operating activities ($574 million in 2002) less net capital expenditures ($398 million in 2002) because we believe that it provides useful information to investors regarding our ability to service our debt obligations, including the fifteen-year bonds due October 15, 2018.